UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D. C. 20549

________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: November 22, 2016 (Date of earliest event reported)

LITHIA MOTORS, INC.

(Exact name of registrant as specified in its charter)

State of Oregon	001-14733	93-0572810
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation)	File Number)	Identification No.)

150 N. Bartlett St
Medford, OR 97501
(Address of principal executive offices)

(541) 776-6401

(Registrant's telephone number, including area code)

Not Applicable

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In connection with the promotion of John North to the position of Senior Vice President and Chief Financial Officer, as reported in the Company’s current report on Form 8-K filed October 20, 2016, and the increase in his duties and responsibilities, the Compensation Committee of the Board of Directors approved, and the Board of Directors ratified and approved, changes to his compensation arrangements effective January 1, 2017. Mr. North’s base salary will be $360,000, his maximum potential cash bonus will be 200% of his base compensation, and he will be awarded a number of performance- and time-vesting restricted stock units with a maximum potential value (as of January 1, 2017, based on the prior 40-day average trading price of Company Class A Common Stock) of $500,000.

Item 7.01. Regulation FD Disclosure

On November 22, 2016, Lithia Motors, Inc., an Oregon corporation, announced the acquisition of a Ford store in Honolulu, Hawaii.

A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated in this Item 7.01 by reference. As provided in General Instruction B.2. of Form 8-K, the information in the press release attached as Exhibit 99.1 and incorporated by reference in this Item 7.01 shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

99.1     Press Release of Lithia Motors, Inc. dated November 22, 2016

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LITHIA MOTORS, INC.

Dated: November 22, 2016

	By:	/s/ John F. North III
John F. North III
VP Finance, Chief Accounting Officer

Exhibit Index

Exhibit No.	Description

99.1	Press Release of Lithia Motors, Inc. dated November 22, 2016